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                                                                   EXHIBIT 10.14









                                 LOAN AGREEMENT


CRESTMARK:        CRESTMARK BANK, A MICHIGAN BANK

BORROWER:         BIG BUCK BREWERY & STEAKHOUSE, INC., A MICHIGAN CORPORATION

TYPE/AMOUNT:      TERM LOAN ($1,400,000.00)

DATE:             NOVEMBER 20, 1998









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                                 LOAN AGREEMENT


         This Agreement is made this 20th day of November, 1998 by and between Crestmark Bank, a Michigan bank, whose address is 850 East Long Lake Road, Troy, Michigan 48098 ("Crestmark") and Big Buck Brewery & Steakhouse, Inc., whose principal place of business and chief executive office is located at 550 South Wisconsin, Gaylord, Michigan ("Borrower").


                              W I T N E S S E T H :

         WHEREAS, Borrower desires to borrow certain sums of money from Crestmark on the terms and conditions as hereinafter set forth;

         WHEREAS, Crestmark is willing to lend such sums to Borrower, provided Borrower complies with all terms and conditions hereinafter set forth; and

         WHEREAS, the repayment of the Loan will be secured by a second lien on all assets of the Borrower.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, and in reliance upon the representations and warranties hereinafter contained, and subject to the terms and conditions hereinafter contained, it is hereby agreed between the parties as follows:

1.1      DEFINITIONS:

         In this Agreement and in the Collateral Documents (unless the context thereof requires a contrary definition or unless the same shall be defined therein, in which latter event, the definitions shall be cumulative and not exclusive), the following words, phrases, and expressions shall have the respective meanings attributed to them, to be equally applicable to both the singular and plural forms, unless the plural form is the term so defined.

         1.1.1 "ACCOUNT RECEIVABLE" OR "ACCOUNT" has the meaning ascribed to such terms under the Uniform Commercial Code, and, without limiting the foregoing, shall also mean and include any and all other forms of obligations now owned or hereafter arising or acquired by Borrower evidencing any obligation for payment for goods of any kind, nature, or description sold or leased or services rendered, and all proceeds of any of the foregoing.

         1.1.2 "ACCOUNT DEBTOR" means any party liable to Borrower for the payment of an Account.

         1.1.3 "AGREEMENT" means this Loan and Financing Agreement, and all amendments, modifications, extensions and renewals hereof.

         1.1.4 "BORROWER" means as defined in the preamble to this Agreement.

         1.1.5 "BUSINESS DAYS" means each weekday on which Crestmark is open during Crestmark's normal course of business.

         1.1.6 "COLLATERAL" means any and all of the following now or hereafter owned (except as provided herein) by Borrower or others pledging same to Crestmark pursuant to this Agreement or pursuant to any of the Collateral Documents, including but not by way of limitation thereof:

                  a. all Accounts Receivable and/or Accounts, cash, documents, chattel paper, certificates of deposit, instruments, contract rights, general intangibles, goodwill, patents, tradenames, trademarks, copyrights,


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licenses, brands, trade secrets, customer lists, route lists, computer software, report catalogs, choses in action, notes, drafts, acceptances, tax refunds, judgments, sums due and any other form of obligation requiring the payment of money to Borrower, and any claim by Borrower for any of the foregoing;

                  b. all Inventory, goods, merchandise, products, supplies, commodities, raw materials, finished goods and work in process;

                  c. all Equipment, including all machinery, furniture, fixtures, trade fixtures, tools, dies, leasehold improvements, furnishings, and titled vehicles and all repossessions and returns of any of the foregoing located at the locations listed on Exhibit B hereto;

                  d. all other property (real, personal, tangible, intangible, or any combination thereof) of Borrower, including, monies, deposit, accounts, claims and credit balances;

                  e. all property, collateral or security described in the Collateral Documents;

                  f. all accessions, accessories, parts, attachments, additions, substitutions and replacements of any of the foregoing, used or intended for use in connection with any of the foregoing;

                  g. all proceeds, products, proceeds of insurance, proceeds of eminent domain proceedings and condemnation awards arising from or relating to all of the foregoing, now or hereafter owned or claimed by Borrower or others pledging same to Crestmark pursuant hereto or pursuant to the Collateral Documents; and

                  h. excepting therefrom all equipment, machinery, furniture and fixtures, trade fixtures, tools, dies, leasehold improvements, furnishings located at locations other than those locations listed on Exhibit B.

         1.1.7 "COLLATERAL DOCUMENTS" means any and all documents, instruments, notes, agreements, and written memoranda, referred to in this Agreement or executed in connection herewith or therewith, now or hereafter existing, and specifically, but not by way of limitation, the Note and those documents identified in Section .

         1.1.8 "CONSISTENT BASIS" means, in reference to the application of Generally Accepted Accounting Principles, that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding periods.

         1.1.9 "CRESTMARK" means as defined in the preamble to this Agreement.

         1.1.10 "DEFAULT" means and shall exist upon the occurrence of any breach, omission, violation, misstatement, non-observance or non-performance by Borrower of any representation, warranty, covenant, term, condition, obligation, provision or undertaking under this Agreement or any of the Collateral Documents, including, but not limited to, Borrower's failure to pay any Indebtedness immediately on demand by Crestmark.

         1.1.11 "EVENT OF DEFAULT" shall mean, by way of example, but not by way of limitation, the occurrence of any event, act, omission, breath failure, violation or other non-observance or non-performance by Borrower or any Person, of any covenant, condition, agreement, duty provision or undertaking under this Agreement or any of the Collateral Documents.

         1.1.12 "EQUIPMENT" has the meaning ascribed to such term under the Uniform Commercial Code, and without limiting the foregoing, shall also mean and include all goods, equipment, furniture, fixtures, trade fixtures, leasehold improvements, machinery, tools, contrivances and other items of personal property (other than Inventory) of every kind and description, and wheresoever located, together with all additions, attachments,


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accessions, parts, replacements, substitutions and renewals thereof or therefore, and all proceeds of any of the foregoing, now owned or hereafter acquired by any party, person or entity pledging same to Crestmark.

         1.1.13 "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means those principles set forth in Opinion of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, or which have other substantial authoritative support and are applicable in the circumstances as of the date of the report.

         1.1.14 "INDEBTEDNESS" means and includes by way of example, but not by way of limitation:

                  a. the Loan, and all loans, indebtedness, expenses and liabilities of Borrower to Crestmark whether arising under this Agreement, any of the Collateral Documents, or any other agreement of whatsoever kind, nature and description, primary or secondary, direct, absolute or contingent, due or to become due, and whether now existing or hereafter arising and howsoever evidenced or acquired, and whether joint, several, or joint and several; and

                   b. all present and future Money Advances made by Crestmark in connection with the Loan or any loan and the Collateral Documents, or otherwise, and whether made at Crestmark's option or otherwise, and the Loan, the Note and all notes now or hereafter executed or existing in connection herewith, and interest accrued thereon, from time to time; and

                  c. all future advances made by Crestmark for the protection or preservation of Crestmark's rights and interests in the Collateral, or arising under this Agreement or the Collateral Documents, including, but not by way of limitation, advances for taxes, levies, assessments, insurance or maintenance of the Collateral, and reasonable attorneys fees; and

                  d. all costs and expenses, including without limitation reasonable attorneys' fees, incurred by Crestmark in connection with or arising out of the protection, enforcement or collection of the Indebtedness or expenses incurred in answering general legal issues involving the Borrower; and

                  e. all costs and expenses incurred by Crestmark in connection with, or arising out of, the sale, disposition, liquidation or other realization [including, but not by way of limitation, the taking, retaking or holding, and all proceedings (judicial or otherwise)] of the Collateral, including, without limitation, reasonable attorneys' fees.

         1.1.15 "INVENTORY" has the meaning ascribed to such term under the Uniform Commercial Code, and without limiting the foregoing, shall also mean and include all goods, merchandise, products and commodities, held, acquired or processed by Borrower and intended for sale or lease, and all raw materials, goods in process and finished goods and supplies of every nature used or usable in connection with the processing, shipping and sale thereof, regardless of where the same may be situated, kept or stored, and whether now owned or hereafter acquired by Borrower, and all of the proceeds of any of the foregoing.

         1.1.16 "LOAN" means the Term Loan as hereinafter set forth in Section 2, any Money Advances made thereunder, and the Note, collectively.

         1.1.17 "MONEY ADVANCE" means a loan or disbursement of money by Crestmark, or any other advance of credit by Crestmark, including, but not limited to, amounts for the payment of interest, fees and expenses of Borrower under the Loan or any loan.

         1.1.18 "NOTE" means the Real Estate Mortgage Note and any other note executed by Borrower evidencing the Loan or a loan, including all renewals, extensions, amendments, modifications, restatements, roll-overs or substitutions thereof, from time to time.

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         1.1.19 "PERMITTED ENCUMBRANCE" means and include any of the existing agreements and obligations set forth or described on Exhibit "A" attached hereto and made a part hereof, if any, without increase, amendment, modification, extension thereto, or refinancing thereof. If Exhibit "A" is left blank, no Permitted Encumbrances shall exist.

         1.1.20 "PERSON" means, by way of example but not by way of limitation, an individual, partnership, limited partnership, corporation, limited liability company, trust, unincorporated organization, entity, government, governmental agency or governmental subdivision.

         1.1.21 "UNIFORM COMMERCIAL CODE" means Act 174 of the Michigan Public Acts 1962, as amended, and except as otherwise expressly provided herein all other terms used herein, but not defined herein, shall have the meanings assigned to them in Article 9, or absent definition in Article 9, in any other Article of the Uniform Commercial Code.

1.2      LOAN COMMITMENT:

         Subject to the terms and conditions contained herein, and upon the condition that no Default shall exist, Crestmark agrees that it shall make Money Advances under the Loan pursuant to the following commitment:

         1.2.1    TERM LOAN COMMITMENT:

                  a. Commitment: Bank agrees to make a money advance of ONE MILLION FOUR HUNDRED THOUSAND ($1,400,000.00) Dollars, the proceeds of which are to be used to invest in a Missouri Limited Partnership with Bass Pro Outdoor World, L.P., for the down payment on a site in Atlanta, Georgia, and for working capital, to be repaid in accordance with a Real Estate Mortgage Note (hereinafter referred to as "Term Loan");

                  b. Conditions: subject to the terms and conditions contained in this Agreement, and upon the condition that no Event of Default shall then exist and further provided that all conditions precedent hereto and thereto have been met in the sole discretion of Bank, Bank agrees that it shall fund the Term Loan.

         1.2.2 COMMITMENT FEE: Borrower has paid or will pay to Crestmark a non-refundable Commitment Fee in the aggregate amount of FOURTEEN THOUSAND DOLLARS ($14,000.00) for the extension of the Loan, which fee has been fully earned by Crestmark.

1.3      LOAN ACCOUNT:

         1.3.1 DEBITS TO LOAN ACCOUNT: All Indebtedness under this Agreement shall be charged to a loan account ("Loan Account") in Borrower's name on Crestmark's books. Crestmark shall render to Borrower, a monthly statement of the Loan Account, which shall be deemed to be correct and accepted by and binding upon Borrower, unless Crestmark receives a written statement of exception within ten (10) Business Days of mailing such statement. Crestmark shall debit the Loan Account the amount of each Money Advance or expense when made or incurred.

1.4      EVIDENCE OF INDEBTEDNESS:

                  Borrower shall execute a Real Estate Mortgage Note in the principal amount of ONE MILLION FOUR THOUSAND AND NO/100 ($1,400,000.00) DOLLARS, evidencing the maximum amount provided for under the Loan.



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1.5      CROSS COLLATERALIZATION/CROSS DEFAULT:

                  CRESTMARK AND BORROWER AGREE THAT IT IS THEIR RESPECTIVE INTENTIONS THAT SECTIONS 6 AND 12 RESPECTIVELY PROVIDE FOR CROSS COLLATERALIZATION, WHEREBY ALL COLLATERAL IS SECURITY FOR ALL INDEBTEDNESS AND UPON THE OCCURRENCE OF A DEFAULT, ALL INDEBTEDNESS SHALL BE MATURED, IMMEDIATELY DUE AND PAYABLE, NOTWITHSTANDING ANY MATURITY DATE THEREOF, IF ANY, TO THE CONTRARY. BORROWER FURTHER AGREES THAT THE LOAN SHALL BE CROSS-DEFAULTED WITH ALL LOANS FROM CRESTMARK OR NBD BANK TO BORROWER. ACCORDINGLY, ANY DEFAULT UNDER THIS AGREEMENT SHALL BE A DEFAULT UNDER EACH OF THE LOANS TO BORROWER, AND ANY DEFAULT UNDER ANY LOAN TO BORROWER BY CRESTMARK OR NBD BANK SHALL BE A DEFAULT UNDER THE AGREEMENT.

1.6      GRANT OF SECURITY INTEREST:

         1.6.1 GRANT OF SECURITY INTEREST: Borrower grants to Crestmark a continuing security interest in and second lien on the Collateral, now existing or hereafter arising, and all proceeds and products thereof, as security for the timely repayment of all Indebtedness, as herein provided for, or as provided for in the Collateral Documents. Borrower acknowledges that nothing contained in this Agreement shall be (i) construed as an agreement by Crestmark to resort to or look to a particular type of the Collateral as security for the repayment of the Indebtedness or (ii) deemed to limit or reduce any security interest in or lien upon any portion of the Collateral for the Indebtedness. While this Agreement is in effect, Borrower shall not sell any Collateral except in the ordinary course of business.

         1.6.2 PERFECTION OF SECURITY INTEREST: Borrower shall execute and deliver to Crestmark, concurrently with Borrower's execution of this Agreement and at any time or times hereafter at the request of Crestmark (and pay the cost of filing or recording same in all public offices deemed necessary by Crestmark) all financing statements, assignments, certificates of title, applications for vehicle titles, affidavits, reports, notices, schedules of Accounts, designations of Inventory, letters of authority and all other documents that Crestmark may reasonably request, in form satisfactory to Crestmark, to perfect and maintain the perfection of Crestmark's security interests in the Collateral. Borrower shall also make appropriate entries on its books and records disclosing Crestmark's security interests in the Collateral.

         1.6.3 BORROWER REMAINS LIABLE: Anything contained herein to the contrary notwithstanding, (a) Borrower shall remain liable for all damages, obligations, and liabilities under the contracts and agreements included in the Collateral to perform all of its duties and obligations to the same extent as if this Agreement had not been executed, (b) the exercise by Crestmark of any of its rights under this Agreement or the Collateral Documents shall not release the Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) Crestmark shall have no obligation or liability under the contracts and agreements included in the Collateral, nor shall Crestmark be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment. Borrower shall pay all taxes, levies, assessments and charges of any kind upon or related to the Collateral, Borrower's business, income, revenues and assets.

1.7      COLLATERAL DOCUMENTS:

         Borrower and others herein required have also executed and delivered to Crestmark the following documents, which are part of the Collateral Documents:

         1.7.1 SECURITY AGREEMENT: A Security Agreement dated of even date herewith granting Crestmark a valid, enforceable, second security interest in all assets of Borrower, now owned or hereafter acquired, described in the Security Agreement, junior only to the first lien of NBD Bank.

         1.7.2 FINANCING STATEMENTS: A Uniform Commercial Code Financing Statement executed by Borrower and satisfactory to Crestmark, sufficient to perfect a valid and enforceable security interest and lien of


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the second priority, in and to all assets of Borrower, now owned or hereafter acquired, as described in the Security Agreement.

         1.7.3 SECOND MORTGAGE: A Second Mortgage in form and substance satisfactory to Crestmark in recordable form, executed by Guarantor in favor of Crestmark, with respect to Borrower's store, located in Gaylord, Michigan, ("Premises") Said mortgage shall be sufficient, upon recording, to create a valid, enforceable mortgage lien of the second priority in and to the store, together with an A.L.T.A. Mortgage Title Insurance Commitment, in form and substance satisfactory to Crestmark. The final policy to be issued pursuant to such commitment insuring such Second Mortgage in the amount required by Crestmark, as a second lien priority. Borrower shall comply with all requirements of the title insurance company necessary to insure Crestmark's second lien priority, without exceptions. Bank's second mortgage lien shall be junior only to NBD's first mortgage lien with a principal balance due and owing no more than $1,878,543.83.

         1.7.4 RESOLUTIONS: Certified Corporate Resolutions authorizing the Borrower to enter into the Loan Agreement and the Collateral Documents.

         1.7.5 MORTGAGOR'S CONSENT: A consent from NBD to the second mortgage referenced above, together with such other information or representations as may be required from NBD.

1.8      REPRESENTATIONS AND WARRANTIES:

                  Borrower represents and warrants to Crestmark that:

         1.8.1 ORGANIZATION AND AUTHORITY: Borrower is a corporation, duly organized and in good standing under the laws of the State of Michigan and has the corporate power and authority to own its assets and transact its business. The Person executing this Agreement has full power and complete authority to execute this Agreement and all Collateral Documents on behalf of Borrower. Borrower is in compliance with all SEC Rules and Regulations.

         1.8.2 TRANSACTIONS LEGAL AND AUTHORIZED: The execution, delivery and performance of this Agreement, the Collateral Documents and the other instruments and documents related thereto have been duly authorized by appropriate corporate action of Borrower, and the execution, delivery and performance of this Agreement, the Collateral Documents and other instruments related thereto are not in contravention of Borrower's Articles of Incorporation or By-Laws, or of the terms of any contract, indenture, agreement or undertaking to which Borrower is a party or by which it is bound.

         1.8.3 ENFORCEABILITY OF OBLIGATIONS: Borrower's Indebtedness to Crestmark, this Agreement and all Collateral Documents have been duly executed, are valid, binding upon, in full force and effect and fully enforceable against Borrower, or any other party thereto in accordance with their respective terms.

         1.8.4 PERMISSIONS: Borrower has all requisite permissions, licenses, registrations and permits required to conduct its business under the laws of the United States as well as the laws of any state or any foreign country in which it conducts business. The foregoing constitute all of the authorizations required by any Person for the operation of Borrower's business in the same manner as presently conducted, and as proposed to be conducted or conducted from and after the date hereof. All of the foregoing have been validly issued and are in full force and effect. To the best of the knowledge and belief of Borrower, after due investigation, no event has occurred which permits, or after notice or lapse of time, or both, would permit, revocation or termination of any of the foregoing or which materially and adversely affects, or in the future may (so far as Borrower can now reasonably foresee) materially and adversely affect, the rights of Borrower.

         1.8.5 LITIGATION: Borrower represents that there is no litigation or other proceeding before any court or administrative agency, domestic or foreign, is pending or threatened litigation.



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         1.8.6    FINANCIAL STATEMENTS/REPORTS/CERTIFICATES:

                  a. EXISTING FINANCIAL INFORMATION/NO ADVERSE CHANGES: The financial statements furnished to Crestmark and filed with the SEC are true and correct and have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis throughout the periods involved. The balance sheet fairly presents the condition of Borrower as of the date thereof, and the profit and loss statement fairly presents the results of operations.

                  b. FUTURE FINANCIAL INFORMATION: All financial information, statements, reports and certificates required by this Agreement including, but not by way of limitation, by Section hereof, will to the best knowledge of Borrower, be true and accurate.

                  c. PROJECTED FINANCIAL INFORMATION: The projected financial statements furnished to Crestmark are based upon reasonable assumptions or facts then known to Borrower, and fairly present, to the best knowledge of Borrower, the projected condition of Borrower as therein set forth, and fairly present, to the best knowledge of Borrower, the projected results of operations. There have been no material and adverse changes in the projections or financial statements of Borrower, financial or otherwise subsequent to date of the most recent projected financial statement furnished to Crestmark.

         1.8.7 OWNERSHIP OF COLLATERAL; NO LIENS: Borrower is the owner of and has good and indefeasible title to of all of the Collateral. The Collateral is not subject to any liens, purchase options, mortgages, pledges, encumbrances, claims (legal or equitable), or charges of any kind except Permitted Encumbrances. Furthermore, no part of the Collateral has been disposed of since the date of execution hereof, except in the ordinary and usual course of business, and all Collateral is, and will be located at Borrower's addresses specified herein, unless disclosed to Crestmark from time to time in writing, prior to being moved. Borrower's security interest in the Collateral is a first priority security interest, and Borrower will defend and indemnify Crestmark against the claims and demands of all other persons claiming an interest in the Collateral.

         1.8.8 LOCATION OF COLLATERAL: All of the Collateral is located in Michigan at the locations listed on Exhibit B attached hereto, and Borrower shall not move the Collateral outside of Michigan without the prior written consent of Crestmark. Borrower shall not change its name, adopt an assumed name, or move its chief executive office without giving Crestmark at least thirty (30) days prior written notice.

         1.8.9 TAX RETURNS/TAXES: Borrower has filed all federal, state, local and foreign tax returns which are required to be filed and has paid all taxes, withholdings, assessments and other government charges which have become due. Borrower does not know of any proposed material additional tax assessment against it, or any of its properties, or any basis therefore.

         1.8.10 NON-RELIANCE: Crestmark has not undertaken to advise Borrower with respect to the adequacy of the financial accommodations herein set forth, but the financial accommodations are solely the decision of Crestmark as to the type and amount of credit Crestmark is willing to extend and Borrower has made the decision, exclusive of any statements of Crestmark, or any of its officers or employees, to accept the same without inducement and/or reliance upon Crestmark and/or any of its officers and employees.

         1.8.11 FULL DISCLOSURE: Neither this Agreement nor any written statement furnished by or on behalf of Borrower to Crestmark in connection with the negotiation or the making of the Loan contemplated hereby, taken as a whole, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact relating to Borrower or the business of Borrower which Borrower has not disclosed to Crestmark in writing, which materially and adversely affects, nor as far as Borrower can now foresee, will materially and adversely affect any of the properties, business, prospects,

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profits or conditions (financial or otherwise) of Borrower, or the ability of
Borrower to consummate the transactions or perform and carry out its obligations and undertakings contemplated or provided in this Agreement.

         1.8.12 SOLVENCY: The Borrower is solvent, able to pay its debts as they mature, does not have unreasonably small capital and has assets the fair market value of which exceeds its liabilities. The Borrower will not be rendered insolvent, undercapitalized or unable to pay maturing debts as a result of the execution of this Agreement or the Collateral Documents.

         1.8.13 FORECLOSURE: The Premises are not subject to the institution of remedial proceedings, foreclosure or other exercise of rights and remedies by the holder of any security interest against the Collateral or any portion thereof.

         1.8.14 BANKRUPTCY: The Borrower is not the subject of any bankruptcy, reorganization, arrangement, insolvency or other similar proceeding.

         1.8.15 CASUALTY LOSS OR JUDGMENT: The Collateral has not suffered any loss, substantial damage, destruction, or the issuance or filing of any attachment, levy, garnishment or the commencement of any related proceeding upon or in respect to the Borrower or the Collateral.

         1.8.16 NO MATERIAL ADVERSE CHANGE: No material adverse change has occurred in the existing or prospective financial condition, business, assets or liabilities of the Borrower.

         1.8.17 SURVIVAL AND CONTINUATION: All representations, warranties, indemnifications, consents and agreements contained in this Agreement and/or any of the Collateral Documents shall survive the execution of this Agreement, the Collateral Documents and any investigations by Crestmark and shall be, and continue at all times while any Indebtedness is outstanding, to be true and accurate. Borrower shall immediately notify Crestmark, in writing, if any of the foregoing are or have become untrue.

1.9      AFFIRMATIVE COVENANTS:

                  Borrower covenants and agrees, that so long as any Money Advances are outstanding or commitments therefore exist under this Agreement and until all Indebtedness due Crestmark is paid in full, Borrower shall:

         1.9.1 PAYMENTS ON INDEBTEDNESS: Pay all Indebtedness when due, including the principal amount of each Money Advance and accrued interest thereon, in accordance with the terms of the Note and this Loan Agreement, whether by acceleration or otherwise. Furthermore, Borrower shall not have any Money Advances outstanding hereunder contrary to any provisions, limitations or restrictions hereof, including, but not limited to, any Money Advances in excess of the Term Loan which are not immediately repaid to Crestmark.

         1.9.2 PERFORMANCE OF OBLIGATIONS: Perform or cause to be performed, all of the terms, conditions, obligations and covenants of Borrower or any other Person as required by this Agreement, the Collateral Documents or any other agreement, note or other document executed between (a) Crestmark and (b) Borrower and/or another Person, whether now existing or hereafter created and take all action (or not fail to take any action or suffer or permit any omission) necessary to maintain the representations and warranties made as true and accurate.

         1.9.3 MAINTENANCE OF EXISTENCE: Maintain its corporate existence and all rights, licenses, leases, agreements and franchises helpful in continuing the operation of its business in the same manner as of the date of execution hereof.

         1.9.4 INFORMATION: Furnish promptly and in a form satisfactory to Crestmark, such information as Crestmark may request, from to time, and to permit a representative of Crestmark access to any of its premises, computer systems and financial records.

         1.9.5 NOTIFICATION OF DISPUTES: Notify Crestmark promptly of any claim adverse to, litigation, or administrative or tax proceeding, or other action threatened or instituted against Borrower or any property of Borrower or any other material matter which is not fully covered by insurance which could adversely impair Borrower's financial condition or its ability to conduct its business including, but not limited to, any inquiry or proceedings initiated by any state, federal or foreign regulatory agency. For the purposes of this Agreement, any single such claim, litigation, proceeding, matter, action or inquiry in which the sum in dispute is Ten Thousand ($10,000.00) Dollars, or all such claims, litigation, proceedings, matters, actions or inquiries in which the aggregate sums in dispute are Twenty-Five Thousand ($25,000.00) Dollars or more, shall be deemed to be material and adverse.

         1.9.6 PAYMENT OF TAXES: Pay when due all taxes, assessments, and other governmental charges to which Borrower or it's property is or shall be subject before such charges become delinquent, except that no such charge need be paid so long as its validity or amount is being contested in good faith by appropriate proceedings and Borrower shall have established a cash reserve with respect thereto; provided, however, that any such tax, assessment, or charge shall be paid forthwith (under protest) upon the filing of any lien securing the same, commencement of levy, other form of execution, or any other collection action. Borrower shall, in any case involving a contested payment due from Borrower in excess of Five Thousand ($5,000.00) Dollars, give written notice thereof to Crestmark.

         1.9.7 PAYMENT OF EXPENSES: Pay, on demand, all pre-closing expenses incurred by Crestmark in consummating this Agreement and the Collateral Documents, including reasonable attorneys' fees. Pay the Service Fee on the date when due and any and all post-closing expenses, on demand, that may arise or relate to this Agreement, the Collateral Documents or the Borrower, including reasonable attorneys' fees.

         1.9.8 INSURANCE: Maintain and/or cause any other Person pledging any of the Collateral to maintain with respect to the Collateral pledged by such Person insurance in such form and amount as is satisfactory to Crestmark, with loss payable clauses in favor of Crestmark and providing that any losses under the policies shall be payable to Crestmark. If Borrower fails to obtain or maintain any required policies, then Crestmark, without waiving any Default by Borrower relating thereto, may (but without any obligation) at any time thereafter make such payment or obtain such coverage and take such other actions as Crestmark deems advisable. Borrower shall not take out separate insurance concurrent in form or contributing in the event of a loss. Borrower shall also maintain insurance pursuant to all applicable Worker's Compensation laws, and liability insurance for damage to persons. All such insurance shall be in such form, with such companies and in such amounts as shall be acceptable to Crestmark and each policy shall provide that the insurance company will provide at least thirty
(30) days notice to Crestmark prior to any cancellation or material alteration or amendment of any policy. In the event any proceeds shall be payable to Borrower, or otherwise become available, as a result of a casualty to any Collateral, all such proceeds shall be the property of Crestmark, immediately turned over to Crestmark and applied to the Indebtedness due Crestmark

         1.9.9 COMPLIANCE WITH LAWS: Continue at all times to comply with all laws, ordinances, regulations or requirements of any governmental authority relating to Borrower's business, property or affairs, including, without limitation, all environmental laws and the Fair Labor Standards Act of 1938, 29 U.S.C. 200, et seq., as amended from time to time.

         1.9.10 CONTINUATION OF BUSINESS: Maintain and conduct its business in substantially the same manner as such business is now or has heretofore been carried on.

         1.9.11 PRESERVATION OF COLLATERAL: Maintain the Collateral and every part thereof, in good repair, working order and condition and, from time to time, make all needful and proper repairs, renewals, replacements, additions, improvements and such maintenance thereto, so that at all times the efficiency of the Collateral shall be fully preserved and maintained. With respect to Accounts, Borrower shall pursue collections diligently and present evidence thereof to Crestmark, if requested. Borrower shall, upon request, immediately deliver to Crestmark evidence of ownership and/or certificates of title relative to the Collateral and shall place on or otherwise identify the Collateral with such marks or other methods of identification sufficient to give notice of Borrower's ownership thereof.

         1.9.12 NOTICE OF DEFAULT: Immediately upon becoming aware of any Default under this Agreement, give written notice thereof to Crestmark, specifying the nature and period of existence thereof, and what action Borrower is taking or proposes to take with respect thereto, but such notice shall not cure the existence of a Default or prohibit Crestmark from exercising its remedies hereunder.

         1.9.13 FINANCIAL INFORMATION/REPORTS: Within the time periods specified, and if no time period is specified, five (5) Business Days shall be deemed the time period, deliver to Crestmark, all financial information, reports, certificates, notices and other information herein required of Borrower, pursuant to any provision of this Agreement or the Collateral Documents.

         1.9.14 KEY PERSONNEL: William F. Rolinski shall continue to be part of the active management and operation of Borrower's business.

1.10     NEGATIVE COVENANTS:

                  Borrower covenants and agrees, that so long as any Money Advances are outstanding or commitments therefore exist under this Agreement, and until all Indebtedness due Crestmark is paid in full, it will not:

         1.10.1 NEGATIVE PLEDGE: Create, assume or otherwise suffer to exist any mortgage, pledge or other encumbrance, or claim therefore, upon any of its property (tangible, intangible, personal, real) or Collateral, now owned or hereafter acquired, or increase, modify, amend, change or alter any indebtedness, or security interest securing any such indebtedness, giving rise to a Permitted Encumbrance, if any.

         1.10.2 DIVIDENDS: Declare or pay any dividend, or make any other distribution of, or with regard to, its capital stock or other equity security, or purchase or retire any of its capital stock or other equity security. Provided, however, with respect to any year in which Borrower is taxed by the Internal Revenue Service as an "S" corporation, Borrower may make a distribution of profits to its shareholders in an amount not to exceed the sum necessary to enable its shareholders to pay their personal state and federal taxes directly attributable to the profits earned by Borrower for the year.

         1.10.3 LOANS/LIABILITIES: Make a loan, or incur or assume any obligations or liability as lender, guarantor, surety, indemnitor or otherwise with respect to any indebtedness or other obligation of any Person, unless such obligation or liability does not materially adversely affect Borrower's ability to repay the Loan at maturity.

         1.10.4 DISTRIBUTIONS: Make, directly or indirectly, any disbursements, loans, advances or distributions, in money or otherwise, other than customary salary and bonuses, to any stockholders, officers or directors.

         1.10.5 TRANSACTIONS WITH AFFILIATES/NO SUBSIDIARIES: Enter into any transaction with any stockholders of Borrower or such stockholders' affiliates, except on terms not less favorable than would be usual and customary in similar transactions between persons or entities dealing at arm's length. Borrower does not have and will not organize or acquire any subsidiaries.

         1.10.6 DEFAULT IN PAYMENT OF OTHER DEBT: Default in the payment of any indebtedness owed to NBD Bank or any successor or assign of NBD Bank for borrowed money.

         1.10.7 JUDGMENT: Suffer or permit any judgment, decree or order not fully covered by insurance to be entered by a court of competent jurisdiction against Borrower or Guarantor or permit or suffer any writ or warrant of attachment or any similar process to be filed against Borrower or Guarantor or against any property or asset of Borrower or Guarantor.

1.11     BOOKS/RECORDS/FINANCIAL REPORTS/CERTIFICATES:

         Borrower covenants and agrees, that so long as any Money Advances are outstanding or commitments therefore exist under this Agreement, and until all Indebtedness due Crestmark is paid in full, it will keep proper books of accounts in a manner satisfactory to Crestmark. Crestmark shall have the right, at any time, to verify any of the collateral, documentation or books, whether such documentation is furnished weekly, monthly or annually in whatever manner and in whatever frequency it deems necessary, including through telephone contact with customers or vendors.

1.12     REMEDIES UPON DEFAULT:

         Upon the occurrence of any Default, Crestmark can charge the Default Interest Rate on the Note, and Crestmark has the following rights and remedies, provided further that the rights or remedies contained herein or otherwise available shall be cumulative and not exclusive, together with any and all other rights and remedies which may be available, whether contained in this Agreement, the Collateral Documents, or available by virtue of law or equity, including the Uniform Commercial Code and any action by Crestmark shall not serve to release or discharge any other security, property or Collateral held by Crestmark in connection with this transaction.

         1.12.1 ACCELERATION: All Indebtedness shall accelerate without notice or demand, and immediately be due and payable, without presentation, notice or demand, notwithstanding the maturity or due date, if any, therein to the contrary, all of which are expressly waived by Borrower.

         1.12.2 ACCESS TO PREMISES/REPOSSESSION OF COLLATERAL: Crestmark or any of its agents or representatives shall have the right to enter the premises of Borrower or any other place(s) where the books, records and Collateral of Borrower may then be kept and maintained, and remove all such books, records and Collateral for such time as Crestmark may desire in order to effectively collect and liquidate the Collateral. All expenses relating thereto, including moving expenses, the leasing of additional facilities and the hiring of security guards shall be borne by Borrower. Upon request by Crestmark, Borrower shall assemble the Collateral and make it available to Crestmark at a time and place to be designated by Crestmark which is reasonably convenient to Crestmark and Borrower; Borrower shall fully cooperate with all of Crestmark's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Crestmark may direct. Borrower also agrees that Crestmark shall also have the right to peacefully retake the Collateral, and Borrower waives any right it may have in such instances, to a judicial hearing prior to such retaking.

         1.12.3 DISPOSITION OF THE COLLATERAL: Crestmark or any of its agents or representatives shall have the right to sell and deliver the Collateral at a public or private sale (by way of one or more contracts or transactions), by way of parcels or in bulk, for cash, credit or otherwise, at such prices and upon such terms as Crestmark or its agents deem advisable. Crestmark shall have no obligation to preserve any rights to the Collateral or marshal any Collateral for the benefit of any Person, including Guarantor.

         1.12.4 WAIVERS: To the extent permitted by applicable law, Borrower agrees to waive and does hereby absolutely and irrevocably waive and relinquish the benefits and advantages of any valuation, stay, appraisement, extension or redemption laws now or hereafter existing which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, or otherwise, based on any note contemplated hereby, or on any claim for interest on such notes, or any security interest set forth in this Agreement.

         1.12.5 APPOINTMENT OF RECEIVER: Crestmark shall be entitled, to the extent provided by law, to the appointment of a receiver of the business and premises of Borrower, and of the rents and profits derived therefrom, and all Collateral. This appointment shall be in addition to any other rights, relief or remedies afforded Crestmark. Such receiver, in addition to any other rights to which he shall be entitled, shall be authorized to sell any and all property of Borrower for the benefit of Crestmark pursuant to provisions of Michigan law and the Uniform Commercial Code of Michigan. In the event of any deficiency, Borrower and Guarantor shall remain liable therefor.

         1.12.6 INJUNCTIONS: Borrower and Guarantor acknowledge that upon the occurrence of a Default, no remedy at law will provide adequate relief to Crestmark; therefore, Borrower agrees that Crestmark shall be entitled to temporary and permanent injunctive, or other equitable relief in any such case without proving actual damages, it being acknowledged that the nature of Borrower's business dictates such relief is necessary in order to preserve the Collateral and rights of Crestmark.

         1.12.7 EXPENSES: Borrower shall pay to Crestmark, on demand, any and all expenses, including reasonable attorneys' fees and collection expenses, incurred or paid by Crestmark in protecting or enforcing its rights under this Agreement, the Collateral Documents or pursuant to any other document or agreement relating to the Loan. Crestmark shall apply the net proceeds of any sale, disposition or holding of Collateral, after deducting all costs and expenses of every kind incurred arising from the retaking, holding, preparing for sale, selling, leasing or collecting or in any way relating to the rights of Crestmark hereunder, to the payment of any portion of the Indebtedness, in whole or in part, whether due or not due, absolute or contingent, making proper rebate for interest or discount on items not then due, and only after so applying such net proceeds and ascertainment by Crestmark of any other amounts required by any existing or future provision of law, need Crestmark account to Borrower for surplus, if any. Borrower shall remain liable to Crestmark for the payment of any deficiency of any Indebtedness, together with interest thereon, until paid. Crestmark shall not be required to proceed against any other party, or against any other security for any Indebtedness or pursue any other right or remedy hereunder, or under any other instrument or agreement, but all such rights and remedies shall be cumulative and in addition to all other rights and remedies of Crestmark.

         1.12.8 ENFORCEMENT OF RIGHTS: Crestmark shall be entitled to enforce its rights hereunder and to avail itself of its security interests in the Collateral, simultaneously or successively, in such order and priority as Crestmark shall determine. All rights, remedies and security interests in the Collateral shall continue in full force and effect until all Indebtedness of Borrower and Guarantor shall be satisfied in full, and no single action or actions shall be deemed an election of remedies.

         1.12.9 RIGHT OF OFFSET: Crestmark or its assigns shall have the right of offset against any funds (i) of Borrower on deposit with or in the possession of Crestmark, (ii) of Borrower on deposit in any account of Borrower established pursuant to this Agreement or the Collateral Documents.

         1.12.10 APPLICATION OF PROCEEDS: The proceeds of any sale or other disposition of the Collateral shall be applied by Crestmark, first upon all expenses authorized by this Agreement, the Collateral Documents or by law, including reasonable attorney's fees incurred by Crestmark; the balance of the proceeds of such sale or other disposition shall be applied to the payment of the Indebtedness, first to interest, then to principal, then to other Indebtedness, and the surplus, if any, shall be paid over to the Borrower or to such other Person or Persons as may be entitled thereto under applicable law. The Borrower and Guarantor shall remain liable for any deficiency, which the Borrower or Guarantor shall pay to Crestmark immediately upon demand.

                  Nothing herein contained shall be construed to make Crestmark an agent or Trustee of Borrower for any purpose whatsoever, and Crestmark shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction or any part of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent it is determined by final judicial decision that Crestmark's act or omission constituted gross negligence or willful misconduct). Crestmark shall not, under, circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts, liquidation of the Collateral or any instrument received in payment thereof or for any damage resulting therefrom (except to the extent it is determined by a final judicial decision that Crestmark's error, omission or delay constituted gross negligence or willful misconduct). Crestmark does not, by anything herein or in any assignment or otherwise, assume any of the Borrower's obligations under any contract or agreement assigned to Crestmark, and Crestmark shall not be responsible in any way for the performance by the Borrower or Guarantor of any kind of the terms and conditions thereof.

1.13     NOTICE:

                  Any notice served to or upon Borrower shall be given to Borrower for all purpose by being sent certified mail, return receipt requested, postage prepaid, or other expedited mail service, addressed to Borrower at the address hereinabove set forth, or at such other address as shall be designated by Borrower to Crestmark in writing, and any such notice shall be given to Crestmark, for all purposes, by being sent certified mail, return receipt requested, postage prepaid, or other expedited mail service, to 850 East Long Lake Road, Troy, Michigan 48098 Michigan, or at such other address as Crestmark may designate to Borrower in writing.

1.14     TERMINATION:

                  Crestmark may terminate this Agreement and its obligations hereunder upon Event of Default, provided this Agreement shall not have been terminated earlier because of an Event of Default, this Agreement terminates on May 18, 1999. All of Borrowers obligations, duties, promises, covenants, representations or warranties under this Agreement and Borrower's obligations, duties, promises, covenants, representations or warranties under the Collateral Documents, shall continue and remain in full force and effect until (i) the Indebtedness is irrevocably paid in full in cash and (ii) Borrower receives written notification of the termination of Loan from Crestmark.

1.15     CONDITIONS PRECEDENT TO ADVANCES:

         1.15.1 CONDITIONS PRECEDENT TO INITIAL MONEY ADVANCES: The obligation of Crestmark to make an initial disbursement or initial Money Advance is subject to all the conditions and requirements of this Agreement and delivery of the following required documents or other action, all of which are conditions precedent:

                  a. CORPORATE STATUS: A Certificate of Good Standing of Borrower certified by the State of Michigan, and any other State in which it conducts business, to the effect that Borrower is authorized to do business within said jurisdiction.

                  b. RESOLUTIONS: Certified resolutions of Borrower authorizing the consummation of the transactions contemplated hereby and providing for the execution of a written direction of payment if proceeds are to be paid to a Person other than Borrower.

                  c. CERTIFIED DOCUMENTS: A true copy, as of the date of execution hereof, of the Articles of Incorporation, and By-Laws of Borrower, including all amendments to the foregoing, certified to by the secretary of Borrower and a certified list of all names under which Borrower has over the last five (5) years or now conducts business in each jurisdiction where it has or now conducts business under such name(s).

1.16     MISCELLANEOUS:

         1.16.1 BINDING EFFECT: This Agreement shall be binding upon and shall inure to the benefit of Borrower and Crestmark, and their respective successors and assigns, provided that the foregoing shall not authorize any assignment by Borrower of its rights or duties hereunder, which assignment, in whole or in part, by Borrower shall not be permissible.

         1.16.2 DELAY/WAIVER: No delay or failure of Crestmark in exercising any right, remedy, power or privilege hereunder shall affect such right, remedy, power or privilege, nor shall any single or partial exercise thereof preclude the exercise of any other right, remedy, power or privilege. No delay or failure of Crestmark at any time to demand strict adherence to the terms of this Agreement shall be deemed to constitute a course of conduct inconsistent with Crestmark's right at any time to demand strict adherence to the terms of this Agreement or the Collateral Documents.

         1.16.3 INCORPORATION BY REFERENCE: The Collateral Documents are incorporated herein by reference, and in the event any provision thereof is inconsistent with the provisions of this Agreement, then this Agreement shall be deemed paramount unless the rights and remedies of Crestmark would be adversely affected or diminished thereby.

         1.16.4 APPLICABLE LAW: This Agreement and the Collateral Documents shall be interpreted, and the rights of the parties hereunder shall be determined, under the laws of the State of Michigan.

         1.16.5 FURTHER ASSURANCES: Borrower, from time to time, upon written request of Crestmark, will make, execute, acknowledge and deliver all such further and additional instruments and take all such further action as may be required, to carry out the intent and purpose of this Agreement and to provide for the payment of the Loan, note(s), borrowings and Money Advances, according to the intent and purpose herein and therein expressed.

         1.16.6 HOLD HARMLESS/INDEMNITY: Borrower hereby assumes responsibility and liability for, and hereby holds harmless and indemnifies Crestmark from and against, any and all liabilities, demands, obligations, injuries, costs, damages (direct, indirect or consequential), awards, loss of interest, principal, or any portion of the Indebtedness, charges, expenses, payments of monies and reasonable attorney fees, incurred or suffered, directly or indirectly, by Crestmark and/or asserted against Crestmark by any Person whatsoever, including Borrower, which arise in whole or in part out of this Agreement, or the Collateral Documents, or the relationship herein set forth or the exercise of any right or remedy including the realization, disposition or sale of the Collateral, or any portion thereof, or the exercise of any right in connection therewith even if the above are caused by the sole action, inaction, omission or negligence of Crestmark, but Borrower shall not be liable if the damages result solely from the fraud or gross negligence of Crestmark.

         1.16.7 SURVIVAL AND CONTINUATION: All representations, warranties, covenants, indemnifications, consents and agreements contained in this Agreement and/or any of the Collateral Documents shall survive the execution of this Agreement, the Collateral Documents and any investigations by Crestmark and shall be, and continue at all times while any Indebtedness is outstanding, to be true and accurate. Borrower shall immediately notify Crestmark, in writing, if any of the foregoing are or have become untrue.

         1.16.8 COMPLETE AGREEMENT: This Agreement incorporates and/or contains the entire agreement of the parties hereto and none of the parties shall be bound by anything not expressed in writing.

         1.16.9 SEVERABILITY: If any provision of this Agreement is in conflict with any statute or rule of law or is otherwise unenforceable for any reason, then that provision shall be deemed null and void to the extent of the conflict or unenforceability and shall be deemed severable. The offending provision shall not invalidate any other provision of this Agreement.

         1.16.10 AMENDMENT: This Agreement and the Collateral Documents may only be amended, modified or extended by written instrument executed by Crestmark and Borrower.

         1.16.11 DUPLICATE ORIGINALS: Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

         1.16.12 TIME OF ESSENCE: Time shall be of the essence in this Agreement.

         1.16.13 REINSTATEMENT: Borrower further agrees that to the extent Borrower makes a payment or payments to Crestmark, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

         1.16.14 CONSENT TO JURISDICTION: BORROWER HEREBY WAIVES ANY PLEA OF JURISDICTION OR VENUE ON THE GROUNDS THAT BORROWER IS NOT A RESIDENT OF OAKLAND COUNTY, MICHIGAN, AND HEREBY SPECIFICALLY AUTHORIZE, AT THE OPTION OF CRESTMARK, ANY ACTION BROUGHT TO ENFORCE BORROWER'S OBLIGATIONS TO CRESTMARK TO BE INSTITUTED AND PROSECUTED IN EITHER THE CIRCUIT COURT OF OAKLAND COUNTY, MICHIGAN, OR IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN, AT THE OPTION OF CRESTMARK, AND BORROWER HEREBY SUBMITS TO THE JURISDICTION OF SUCH COURT.

         1.16.15 RELEASE OF CLAIMS AGAINST CRESTMARK: In consideration of Crestmark's making the Loan described in this Agreement, Borrower does hereby release and discharge Crestmark of and from any and all claims, harm, injury, and damage of any and every kind, known or unknown, legal or equitable, which Borrower has against Crestmark from the date of Borrower's first contact with Crestmark up to the date of this Agreement. Borrower confirms to Crestmark that it has reviewed the effect of this release with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to execution of this Agreement and the Collateral Documents and each acknowledges and agree that Crestmark is relying upon this release in extending the Loan to Borrower.

         1.16.16 WAIVER OF JURY TRIAL: BORROWER DOES KNOWINGLY AND VOLUNTARILY AND INTELLIGENTLY WAIVE THEIR CONSTITUTIONAL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, DISPUTE, CONFLICT OR CONTENTION, IF ANY, AS MAY ARISE UNDER THIS AGREEMENT OR UNDER THE COLLATERAL DOCUMENTS, AND AGREE THAT ANY LITIGATION BETWEEN THE PARTIES CONCERNING THIS AGREEMENT AND THE COLLATERAL DOCUMENTS SHALL BE HEARD BY A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY. BORROWER HEREBY CONFIRMS TO CRESTMARK THAT THEY HAVE REVIEWED THE EFFECT OF THIS WAIVER OF JURY TRIAL WITH COMPETENT LEGAL COUNSEL OF THEIR CHOICE, OR HAVE BEEN AFFORDED THE OPPORTUNITY TO DO SO, PRIOR TO SIGNING THIS AGREEMENT AND THE COLLATERAL DOCUMENTS AND EACH ACKNOWLEDGE AND AGREE THAT CRESTMARK IS RELYING UPON THIS WAIVER IN EXTENDING THE LOAN TO BORROWER.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first appearing above.

CRESTMARK:                           BORROWER:

CRESTMARK BANK,                      BIG BUCK BREWERY & STEAKHOUSE, INC.,
A MICHIGAN BANK                      A MICHIGAN CORPORATION



By:  /S/ DOMINICK DEBELLO            By:  /S/ WILLIAM F. ROLINSKI
     ---------------------------          ----------------------------
         DOMINICK DEBELLO                     WILLIAM F. ROLINSKI
         Its:  Vice President                 Its:  President

                                    EXHIBIT A

                             PERMITTED ENCUMBRANCES

1. Those certain equipment filings as reflected in the U.C.C. index searches held by Crestmark as of the date certified, without, increase, amendment, modification, extension or refinancing.

2. A First Real Estate Mortgage held by NBD as Mortgagee on the Gaylord store.

                                    EXHIBIT B

                             LOCATION OF COLLATERAL




                                550 S. Wisconsin
                             Gaylord, Michigan 49735

                                2550 Takata Drive
                          Auburn Hills, Michigan 48326

                               2500 28th Street SW
                             Grand Rapids, MI 49512